Giga
                                                               Information Group

For Immediate Release
---------------------

FOR INVESTOR INFORMATION CONTACT:
Daniel M. Clarke, Chief Financial Officer
Phone: 1 (781) 982-9500
Fax:  1 (781) 871-4098
Email:  dclarke@gigaweb.com

                      Giga Announces Second Quarter Results
                Revenues increase 110%; Annualized Value up 128%

CAMBRIDGE, MASS. - August 13, 1998 - Giga Information Group, Inc. (NASDAQ: GIGX) announced today that revenues for the second quarter ended June 30, 1998 increased 110% to $9.1 million from $4.3 million in the same period of 1997. The net loss for the second quarter of 1998 decreased to $5.6 million from $6.8 million in the second quarter of 1997. The pro forma diluted loss per share decreased to $0.82 per share from $1.01 per share in the second quarter of 1997.

Revenues for the six months ended June 30, 1998 increased 111% to $17.7 million from $8.4 million in the same six-month period of 1997. The net loss for the six months ended June 30, 1998 decreased to $9.5 million from $12.5 million in the same period last year. The pro forma diluted loss per share decreased to $1.38 for the six months ended June 30, 1998 from $1.85 in the same six-month period of 1997.

Annualized Value at June 30, 1998, was $33.3 million, representing a 128% increase from $14.6 million at June 30, 1997. The Company defines Annualized Value as the cumulative annualized subscription value of the Company's Continuous Information Services agreements in effect at any given point in time without regard to commencement date, duration, or risk of cancellation.

Giga Information Group, headquartered in Cambridge, Massachusetts, sells knowledge which supports enterprise decision making in the field of Information Technology ("IT") with a focus on computing, telecommunications and related industries. Giga began providing its services in April 1996, and today, its global client base exceeds 840 organizations including IT vendors, enterprise users of IT products and services and institutional investors. Additional information about Giga Information Group can be found on the Company's website: www.gigaweb.com.

The Company's consolidated operating results are attached.

Statements that are not historical fact may be considered forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Consequently, actual events or results may differ materially from those expressed or implied by those set forth in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company's ability to attract and retain highly skilled and experienced employees, ability to secure subscriptions to its services and to achieve and sustain high renewal rates, ability to effectively manage growth, ability to understand and anticipate market trends and develop and offer new products and services, significant competition from existing and new competitors, potential fluctuations in quarterly operating results, dependence on Internet infrastructure for access to GigaWeb and other risks as detailed from time-to- time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

                           ***************************

Giga Information Group, Inc.

CONSOLIDATED OPERATING RESULTS
    (unaudited, in thousands, except per share data)           Quarter Ended June 30,            Six Months Ended June 30,
    ------------------------------------------------           ----------------------            -------------------------
                                                                                   %                                    %
                                                          1998           1997    Change        1998          1997     Change
                                                          ----           ----    ------        ----          ----     ------
Revenues:
    Continuous Information Services                     $ 7,604       $ 3,234    135%       $ 14,408       $ 5,804     148%
    Other, principally events                             1,508         1,110     36%          3,256         2,566      27%
                                                     ----------    ----------  ------    -----------    ----------
        Total revenues                                    9,112         4,344    110%         17,664         8,370     111%
                                                     ----------    ----------  ------    -----------    ----------

Costs and expenses:
    Cost of services                                      5,231         3,389     54%          9,693         6,666      45%
    Sales and marketing                                   6,538         5,295     23%         12,319         9,453      30%
    Research and development                                299           588    -49%            638         1,247     -49%
    General and administrative                            1,678         1,461     15%          3,046         2,522      21%
    Depreciation and amortization                           414           471    -12%            799         1,105     -28%
                                                     ----------    ----------  ------    -----------    ----------
        Total costs and expenses                         14,160        11,204     26%         26,495        20,993      26%
                                                     ----------    ----------  ------    -----------    ----------

Loss from operations                                     (5,048)       (6,860)   -26%         (8,831)      (12,623)    -30%
                                                     ----------    ----------  ------    -----------    ----------

Interest income                                             122            77     59%            159           175      -9%
Interest expense                                           (694)          (24)  2793%           (780)          (41)   1803%
                                                     ----------    ----------  ------    -----------    ----------

Loss from operations before income taxes                 (5,620)       (6,807)   -17%         (9,452)      (12,489)    -24%
                                                     ----------    ----------  ------    -----------    ----------

Income tax (benefit) charge                                  (4)            4   -200%              -            11    -100%
                                                     ----------    ----------  ------    -----------    ----------
Net loss                                               $ (5,616)     $ (6,811)   -18%       $ (9,452)    $ (12,500)    -24%
                                                     ==========    ==========  ======    ===========    ==========

Net loss per common share - historical
     basic and diluted (1)                              $ (2.60)      $ (3.28)   -21%        $ (4.42)      $ (6.06)    -27%
                                                     ==========    ==========  ======    ===========    ==========
Net loss per common share - pro forma
     basic and diluted (1) (2)                          $ (0.82)      $ (1.01)   -19%        $ (1.38)      $ (1.85)    -25%
                                                     ==========    ==========  ======    ===========    ==========

Weighted average number of shares - historical (1)    2,161,542     2,075,628      4%      2,138,815     2,063,457       4%
                                                     ==========    ==========  ======    ===========    ==========

Weighted average number of shares - pro forma (1)(2)  6,848,326     6,762,412      1%      6,825,599     6,750,241       1%
                                                     ==========    ==========  ======    ===========    ==========


(1) Restated to give effect to a 1 for 3 reverse stock split of the Common Stock effective July 29, 1998. Does not include 3,000,000 shares issued pursuant to an Initial Public Offering of Common Stock completed on August 4, 1998. Common equivalent shares resulting from the assumed exercise of outstanding stock options and warrants have been excluded from the computation of diluted loss per share as their effect would be anti-dilutive. Options to purchase 1,278,977 and 1,129,815 shares of Common Stock and warrants to purchase 857,056 and 35,959 shares of Common Stock were outstanding at June 30, 1998 and 1997, respectively.

(2) Reflects the conversion of all outstanding shares of Convertible Preferred Stock into 4,686,784 shares of Common Stock upon the the completion of the aforementioned Initial Public Offering of Common Stock.